Exhibit 10.1(b)

AMENDED AND RESTATED LICENSE AGREEMENT

This Amended and Restated License Agreement (the “Progressive License” or the “Agreement”) is made and entered into this 26th day of September, 2007 (“Effective Date”), by and between Progressive Gaming International Corporation, a Nevada corporation, and its Affiliates and each of its Subsidiaries, (jointly and severally “PGIC”) with a primary business address of 920 Pilot Road, Las Vegas, Nevada 89119, on the one hand, and Shuffle Master, Inc., and its Affiliates and each of its Subsidiaries, (jointly and severally “SHFL”) located at 1106 Palms Airport Drive, Las Vegas, Nevada 89119-3730, on the other hand.

RECITALS

Whereas PGIC is engaged in the business of manufacturing, distributing, selling and/or commercializing gaming equipment and systems and owns or controls the rights in the Licensed Patents (defined below);

Whereas SHFL is engaged in the business of manufacturing, distributing, selling and/or commercializing gaming equipment and systems;

Whereas SHFL and PGIC previously entered into the License Agreement dated September 29, 2006 (the “Previous License Agreement”) pursuant to which SHFL obtained a worldwide Last License to the Licensed Patents within the Table Games Field of Use;

Whereas, concurrently herewith, SHFL and PGIC are entering into a Purchase Agreement (“Purchase Agreement”) pursuant to which PGIC is selling its Table Game Business and the Purchased Assets to SHFL; and

Whereas as a condition to SHFL’s agreeing to purchase the Table Game Business and the Purchased Assets, pay the Purchase Price therefor, and execute the Purchase Agreement, SHFL and PGIC hereby amend and restate the Previous License Agreement, as set forth herein in its entirety.

Now, therefore, based on the above foregoing Recitals and in consideration of the mutual conditions, agreements and covenants hereinafter set forth and other good and valuable consideration, and intending to be legally bound hereby, the Parties agree as follows:

I.                                         DEFINITIONS

As used herein, the following terms shall have the following meanings:

A.    “Affiliate” of any particular Party means any current or future Person controlling, controlled by or under common control with such Party.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such “control” will be presumed if any Person owns 50% or more of the voting capital stock, assets, or other ownership interests, directly or indirectly, of any other Person.

B.    “Change in Control” shall mean the occurrence of any of the following: (i) a Party sells, assigns or transfer 50% or more of its assets to any other Person that is not, as of the Effective Date, an Affiliate of such Party; (ii) the acquisition of 50% or more of the voting stock of a Party by any Person; or (iii) the merger of a Party with or into any Person that is not, as of the Effective Date, an Affiliate of such Party; or (iv) the dissolution of a Party and the assumption of its business by any Person that is not, as of the Effective Date, an Affiliate of such Party.

C.    “Last License” shall mean (i) an exclusive and sole license in the Table Games Field of Use of all of PGIC’s remaining rights in and to the Licensed Patents, subject to any previously granted licenses; (ii) the right to receive all of payments, royalties and other beneficial interests under any such previously granted licenses with respect to such licenses in the Table Games Field of Use; and (iii) the right to direct PGIC, for the sole benefit of SHFL, to exercise any rights or remedies it may have under any such previously granted licenses in the Table Games Field of Use (including to seek redress for breach of such licenses and to declare such licenses terminated and reverted to SHFL in the event of material breach thereof).

D.    “Licensed Patents” shall mean each Patent owned by, licensed to (with the right to grant sublicenses), or controlled by PGIC, which Patent is in existence as of the Effective Date, including any Patent hereafter filed that claims an invention that was conceived and being reduced to practice on or prior to the Effective Date, except for any Patent that is included in the Purchased Table Games Intellectual Property, as defined in the Purchase Agreement.  Without limiting the foregoing, the term Licensed Patents specifically includes the Patents listed on Exhibits A, B, C, D, and E attached hereto.  Licensed Patents shall not include i) any rights to any valid RFID patents or technology owned by PGIC, unless otherwise expressly granted in any separate, written agreement between the Parties (e.g., the so-called, 3-Party Agreement for Smart Table Products); or ii) any rights to U.S. Patent numbers 6,811,488 and 6,508,710; except as any of same may cover or have any claims in the Table Games Field of Use.

E.     “Licensed Product” shall mean any past, current or future games sold, leased, used, made, exploited, distributed or offered by SHFL, whether now or in the future.

F.     “PGIC” shall mean Progressive Gaming International Corporation and its present and future Affiliates and Subsidiaries, including without limitation, any acquirer of PGIC or PGIC’s business.

G.    “Parties” shall mean PGIC and SHFL.

H.    “Patent” shall mean, individually and collectively, all patents issued or assigned to, and all patent applications (whether issued or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, reexaminations, divisionals, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present or future infringements thereof.

I.      “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

J.     “SHFL” shall mean Shuffle Master Inc. and its present and future Affiliates and Subsidiaries, including without limitation, any acquirer of SHFL or SHFL’s business.

K.    [Intentionally Omitted]

L.     “Table Games Field of Use” shall mean any game (live or otherwise and in any format) and/or electronic methods of playing or simulating any game, as well as pay tables and methods of play (whether proprietary or in the public domain) for any game, and shall include without limitation:

1.     Point-to-point communications devices such as cellular phones and other communications devices that use telephone, wide area network, or cellular phone communications technology and includes communications devices that may communicate using any version of IEEE 802.11 based local area network protocols.

2.     Mobile gaming as identified in A.B. 471 (Nevada 2005) and similar legislation as may be adopted from time to time in other jurisdictions, including, without limitation, gambling and wagering on casino-style games through mobile devices that are capable of being portable.

3.     Table games which use Radio Frequency identification (“RFID”) in gaming chips or tokens.

4.     The right to place or use a side bet ( either fixed or variable) in: a) a fixed amount jackpot of any amount; b) a odds payout in any amount; or c) all or a portion of a progressive pay-out amount, including without limitation, on: w) a live table game, either with or without electronic monitoring devices; x) video gaming platforms using either single or continual play; y) wireless gaming devices; or z) “practice-play” devices (i.e., a device that offers play for fun gaming without actual wagering).

5.     Table Games Field of Use shall not include: any rights to any valid RFID patents or technology owned by PGIC, unless otherwise expressly granted in any separate, written agreement between the Parties (e.g. the so-called, 3-Party Agreement for Smart-Table Products), and except to the extent, if any, that any such RFID patents includes a Table Games Field of Use application.

M.   Any other capitalized terms not expressly defined anywhere in this Agreement shall have the same meaning as in the Purchase Agreement.

II.                                     LICENSE GRANT

A.    Effective upon the Effective Date, PGIC grants to SHFL, limited to the Table Games Field of Use, a perpetual, non-cancelable, non-terminable, non-rescindable, fully paid-up, royalty-free, fully transferable, fully assignable and/or fully sub-licensable, worldwide, exclusive and sole (including to the exclusion of PGIC except only that PGIC may practice any Licensed Patent, only to the extent and subject to the limitations set forth in the Purchase Agreement, as necessary to sell a System) Last License, free and clear and not subject to any Liens, to develop, make, have made, use, sell, distribute, offer for sale, lease, import, export, or otherwise dispose of Licensed Products that practice any Licensed Patent.  This license grant shall continue through and until the expiration of all Patents in the Licensed Patents.

B.    Limited to the use of the Licensed Products within the Table Games Field of Use, PGIC for itself and its successors and assigns hereby releases, acquits and discharges SHFL, its officers, directors employees, agents and representatives and all purchasers and users of Licensed Products acquired from SHFL and their respective successors, assigns and acquirers from any and all claims, demands, and rights of action which PGIC may have for infringement of the Licensed Patents.

C.    Subject to SHFL’s rights herein, nothing in this Agreement shall be interpreted as constituting an assignment of the ownership of any of the Licensed Patents from PGIC to SHFL.

D.    PGIC shall not abandon any Licensed Patents without first notifying SHFL in writing at least thirty (30) days in advance that PGIC has a bona-fide intent to abandon a Licensed Patent.  Abandonment shall include failure to maintain an issued Licensed Patent and failure to continue prosecution of a pending Licensed Patent until issuance thereof.  In the event that PGIC elects to abandon any Licensed Patent or notifies SHFL that is has an intent to abandon any Licensed Patent, SHFL shall have the right to purchase such Licensed Patent for $1, and PGIC hereby transfers all right, title and interest in said proposed abandoned Licensed Patent to SHFL in a timely manner so as to enable SHFL to avoid such abandonment.

E.     As of the Effective Date, PGIC agrees and covenants that, until the expiration of all Patents in the Licensed Patents, PGIC shall cease to exercise any rights in the Table Games Field of Use under the Licensed Patents or commercially exploit any of the Licensed Patents within the Table Games Field of Use, except as may be directed, in writing, or permitted, in writing, by SHFL.  The restrictions and limitations contained herein are separate from and shall in no way reduce or modify or be reduced or modified by any non-competition obligations of either PGIC or any Acquirer, as set forth in the Purchase Agreement.

III.                                 SUBLICENSING

A.    In addition to SHFL’s other sublicensing rights as set forth in this Agreement,  and notwithstanding anything to the contrary herein, and within the Table Games Field of Use, SHFL shall have the right to (i) procure manufacturing from third party contractors; (ii) distribute Licensed Products developed by or made by SHFL through third parties that adapt the Licensed Products to system requirements (e.g., Class II gaming); and (iii) distribute Licensed Products developed by or made by SHFL under third party brand names (e.g., private labeling). For the sake of clarity, nothing in the foregoing or this Agreement shall be deemed an exception to the exclusivity provisions of the Technology Agreement.

IV.                                ROYALTY PAYMENT

PGIC agrees and acknowledges that SHFL has made all royalty and other payments of any kind to PGIC in order for SHFL to be granted this Last License, provided the foregoing does not reduce SHFL’s obligations under the Purchase Agreement.

V.                                    REPRESENTATIONS AND WARRANTEES

A.    PGIC represents and warrants that it possesses and has acquired all right, title and interest in and to the Licensed Patents, and that it has the worldwide right, authority, and capacity to enter into this Agreement, to grant to SHFL, free and clear of any Liens and not subject to any Liens, each of the rights granted herein, to perform each of its obligations as set forth herein, and to license the Licensed Patents to SHFL; and that no consent or approval of any other Person is needed in order for PGIC to grant SHFL the rights granted herein and to make each of the representations, agreements and warranties made herein, except such consents and approvals as have already been obtained and granted in writing.

B.    SHFL represents and warrants that it has the right, authority and capacity to enter into this Agreement.

C.    PGIC represents and warrants that the Licensed Patents set forth in Exhibits A-C are all of the Patents currently owned by PGIC or otherwise Known to PGIC that are necessary for SHFL to make, use, license, exploit, and sell the SHFL Games within the Table Games Field of Use, except for any Patent that is included in the Purchased Table Games Intellectual Property, which Patents mayalso necessary for SHFL to make, use, license, exploit, and sell the Licensed Products within the Table Games Field of Use.

D.    If PGIC breaches the representation and warranty in section V(C) and PGIC is able to promptly remedy this breach by retroactively licensing an additional patent or patents to SHFL which had not previously been exclusively licensed prior to the Effective Date to any other manufacturer or distributor, then this remedy, upon prompt accomplishment by PGIC, shall be SHFL’s sole and exclusive remedy for such breach, provided that and only if SHFL has not suffered any out of pocket monetary losses or actual economic damages.

E.     To the best of PGIC’s Knowledge, PGIC represents and warrants that each of the claims of the Licensed Patents are valid and enforceable in each jurisdiction in which a Licensed Patent is issued.

F.     PGIC represents and warrants that the execution of this Agreement and the granting of the rights to SHFL will not be in conflict with or violate or constitute a default under any contract to which PGIC is a party or otherwise bound, and no person or entity’s consent, approval or ratification is needed in order for PGIC to grant SHFL the rights granted herein.

G.    Except as disclosed on Schedule 4.14 of the Purchase Agreement, PGIC represents and warrants that there is not presently, i) any litigation existing; ii) any litigation threatened against PGIC; or, iii) to the best of PGIC’s Knowledge, any basis for litigation against PGIC in respect to any of the Licensed Patents.

H.    PGIC represents and warrants that Schedule 4.32 of the Purchase Agreement contains a complete and accurate list of each existing license agreement (excluding any with end-user casinos) to each Licensed Patent, the products covered by each of said licenses to the Licensed Patents, whether or not the license to said Licensed Patent is exclusive or non-exclusive, the date of execution of each of said licenses, and the expiration date of each of said licenses if the expiration date is before the end of the term of the Licensed Patent.  PGIC represents and warrants that each of the license agreements identified in said Schedule 4.32 are valid and in full force and effect.  PGIC has provided copies of each license agreement listed in said Schedule 4.32.

I.      PGIC represents and warrants that, as of the Effective Date, no further licenses, sublicenses, or covenants not to sue to any of the Licensed Patents in the Table Games Field of Use shall be granted, permitted, transferred, assigned, sub-licensed, or exploited either by PGIC or any of its Affiliates.

J.     PGIC hereby indemnifies and holds harmless SHFL, any end-user casino, licensed gaming entity and any gaming regulatory authority and each of its officers, directors, representatives, attorneys, successors, assigns, and acquirers harmless from or against any Losses as a result of, in connection with, relating or incidental to, by virtue of, arising out of, or from any breach of any covenant, representation, warranty, obligation or agreement that PGIC is making in this Agreement.

K.    As used herein, the term “Knowledge” means the actual state of knowing a thing or fact or that knowing that can or should be reasonably imputed, including the reasonable use of due diligence, inquiry and or investigation or thing or fact which, after any actual or reasonable due diligence, inquiry, and/or investigation should be known.

L.     The representations, warranties, covenants and agreements made herein, together with the indemnification provisions herein, are intended among other things to allocate the economic cost and the risks inherent in the transactions contemplated hereby between the parties and accordingly, a Party shall be entitled to the indemnifications or other remedies provided in this Agreement by reason of any breach of any such representation, warranty, covenant or agreement by another Party notwithstanding whether any employee, representative or agent of the Party seeking to enforce such indemnification or any remedy knew or had reason to know of such breach, and such knowledge or reason to know of such of such breach shall not be a defense to any indemnification or other claims, remedies, or defenses.

M.   The representations and warranties in Paragraph V.G. above shall terminate on December 31, 2011.  All other representations and warranties herein shall not terminate.

VI.                                REGULATORY COMPLIANCE

Each Party shall provide the other with all information reasonably requested by the “Requesting Party” or its Compliance Committee with respect to the “Providing Party”, and its executive officers and directors, regarding financial condition, litigation, indictments, criminal proceedings, and similar concerns in which they may have been involved if any (“Requested Information”), in order for the Requesting Party to determine that the Requested Information does not disclose any fact which might adversely affect, in any manner, any gaming license or permit held by the Requesting Party with any gaming regulatory licensing agency.  In the event the Providing Party shall fail to provide the Requested Information promptly, or if the information with respect to the Providing Party or its President (whether provided by the Providing Party or information obtained through the Requesting Party’s own investigation) discloses facts concerning the Providing Party or its President which in the, reasonable opinion of the Requesting Party or its Compliance Committee, may adversely affect any gaming license or permits held by the Requesting Party or the current standing of the Requesting Party or its President with any gaming commission, board or similar governmental regulatory agency, then the Requesting Party shall have the right to immediately terminate this Agreement upon written notice to the Providing Party.

VII.                            ENFORCEMENT AND MAINTAINING OF LICENSED PATENTS

As a material inducement for SHFL to enter into this Agreement and the Purchase Agreement, PGIC hereby grants to SHFL the exclusive and sole right, at SHFL’s sole option, to enforce each of the Licensed Patents against any product within the Table Games Field of Use, including, without limitation, by filing, controlling and making all strategic decisions related to any court action, including declaratory relief actions, concerning said Licensed Patent, whether seeking monetary damages or injunctive relief.  Any damages in favor of SHFL shall be the exclusive property of SHFL.  PGIC agrees that, pursuant to this Agreement, SHFL is permitted to include PGIC as a named party in any such litigation, and PGIC agrees that it will cooperate in all respects with SHFL’s enforcement efforts, and that it will not, except as otherwise ordered by a court of competent jurisdiction and after reasonable prior written notice to SHFL, assist any accused infringer or third party attempting to invalidate any Licensed Patent.

Also as a material inducement for SHFL to enter into this Agreement and the Purchase Agreement, PGIC hereby grants to SHFL, at SHFL’s sole option,  the exclusive and sole right, and upon SHFL’s exercise of that option, designates SHFL, its attorney in fact and law, to prosecute, control and make all strategic decisions concerning any continuation application, continuation-in-part application, continuing examination application or reexamination related to any Licensed Patent in the Table Games Field of Use.

VIII.                        TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

A.    The Last License and release granted to SHFL, all of SHFL’s rights under this Agreement, and all of PGIC’s limitations, obligations, restrictions and agreements shall be binding on any successor, parent, acquirer, subsidiary, or Affiliate of PGIC, as well as any licensee of PGIC in ownership or control of the Licensed Patents, and further, as well as in the event of a Change in Control of PGIC; provided, however, that in the event of any Change of Control of PGIC, the Licensed Patents shall not include the acquirer’s own pre-existing Patents.

B.    The Last License and release granted to SHFL, all of SHFL’s rights under this Agreement, and all of PGIC’s limitations, obligations, restrictions and agreements, shall pass to: i) any assigns for the benefit of creditors of SHFL, ii) any receiver of its assets, iii) any Personsucceeding to its entire business in the Licensed Products as a result of sale, consolidation, reorganization, or otherwise, iv) any successor, assigns, parent, acquirer, subsidiary, Affiliate and/or licensee of SHFL, whether as a result of a Change in Control or otherwise, or v) any transferee, assignee or sublicensee of the Last License.

C.    SHFL shall have the sole and exclusive option and right to purchase any Licensed Patent that PGIC offers, elects or wishes to sell.  The purchase price therefore shall be $1.  PGIC shall not sell or otherwise transfer any Licensed Patent in breach of this section VIII(C).

IX.                                MISCELLANEOUS

A.    This Agreement does not constitute or create, and shall not be construed as constituting or creating a partnership, joint venture or fiduciary relationship between PGIC and SHFL, and neither Party shall have any right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

B.    [Intentionally Omitted]

C.    The license granted herein shall be deemed a license of “intellectual property’ and the agreement shall be deemed an “executory contract” for purposes of the United States Code, Title 11, Section 365(n).  In the event of the bankruptcy of a Party and a subsequent rejection or disclaimer of this Agreement by a bankruptcy trustee or by a Party as a debtor-in-possession, or in the event of a similar action under applicable law, the other Party may elect to retain its license right under this Agreement; subject to and in accordance with the provisions of the United States Code, Title 11, Section 365(n) or other applicable law.

D.    The failure of either SHFL or PGIC to insist upon the strict performance of any of the provisions of this Agreement; or the failure of either SHFL or PGIC to exercise any right, option or remedy hereby reserved, shall not be construed as a waiver for the future of any such provision, right, option or remedy, or as a waiver of any subsequent breach thereof.

E.     All notices, requests, demands or other communications hereunder, unless otherwise specifically set forth in this Agreement, shall be in writing, and shall be deemed to have been duly given if delivered in person, or when received if mailed by certified mail with return receipt requested, or otherwise actually delivered which includes the use of email.  Notice shall be sent:

To SHFL:

Attn: General Counsel
Shuffle Master Inc.
1106 Palms Airport Drive
Las Vegas, Nevada 89119-3730

To PGIC:

Attn: General Counsel
Progressive Gaming International Corporation
920 Pilot Road
Las Vegas, Nevada 89119

Either SHFL or PGIC may change the address at which it receives written notice by so notifying the other Party in writing.

F.     Should any part or portion of this Agreement be held illegal or in conflict with public policy, then such portion shall be stricken from this Agreement and the remaining part or portions, to the extent possible, shall remain in full force and effect.

G.    The Parties acknowledge that time is of the essence with respect to the performance of each and every one of the terms, conditions, covenants and provisions of this Agreement.

H.    This Agreement is entered into and is to be interpreted pursuant to the laws of the State of New York without regard to its conflict of laws provisions.

I.      [Intentionally Omitted]

J.     PGIC shall ensure that, as of the Effective Date, there are no Liens on the Licensed Patents , other than the Permitted Liens.  SHFL shall have the right to record this Last License.

K.    As of and after the Effective Date, this Agreement shall supersede and amend in its entirety the Previous License Agreement.

L.     This Agreement, the Purchase Agreement, and the Exhibits and Schedules herein and therein constitute the entire understanding between the parties relating to the Licensed Patents and no other provisions, either written or oral, are to be considered a part hereof.  This Agreement may only be modified by a written agreement signed by both parties.

M.   In the event of any conflict between the terms and conditions of this Agreement, on the one hand, and the terms and conditions of the Settlement Agreement, including all exhibits to said Settlement Agreement, dated as of December 20, 1999, between SHFL, Progressive Games, Inc. and Mikohn Gaming Corporation, on the other hand, then the terms and conditions of this Agreement shall control and apply.

N.    In the event of any dispute concerning this Agreement or if any action is brought to enforce or interpret the terms of this Agreement, the prevailing party in any dispute or action shall, in addition to any damages or other relief awarded, be entitled to its attorneys’ fees and costs.

O.    Notwithstanding anything to the foregoing, which may be contained herein, in no event shall either party have the right to rescind or terminate the Last License granted herein.

P.     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS AGREEMENT AND THE EXHIBITS ATTACHED HERETO, AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.  IT SHALL BE A

MATERIAL BREACH OF THIS AGREEMENT IF EITHER PARTY CHALLENGES OR OBJECTS TO ANY PROVISION OF THIS SECTION IX(P).

Q.    Each of the Parties submits to the exclusive jurisdiction of binding arbitration under the American Arbitration Association and the courts are located in the Borough of Manhattan in the State of New York for any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined initially in such a binding arbitration proceeding and, as required, with any judgment to be filed with and enforced by any appropriate court in the Borough of Manhattan in the State of New York.  Except for the purposes of enforcing an arbitration award, and then only if a New York court determines that it does not have the power to enforce such an arbitration award, a Party shall not bring any action or proceeding arising out of or relating to this Agreement in any other forum.  Nothing in this section IX.Q, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.  It shall be a material breach of this Agreement if either Party challenges or objects to any provision of this Section IX.Q.

R.    Each Person executing this Agreement is fully authorized to do so.

WITNESS WHEREOF, this Agreement has been executed by the Parties on the day and year first written above.

SHUFFLE MASTER, INC. and on behalf of its Affiliates and Subsidiaries (“SHFL”)		PROGRESSIVE GAMING INTERNATIONAL CORPORATION, and on behalf of its Affiliates and Subsidiaries (“PGIC”)

By:	/s/ Jerry Smith	By:	/s/ Robert B. Ziems
Name: Jerry Smith		Name: Robert B. Ziems
Title: Senior Vice President, General Counsel and an authorized Signatory		Title: Executive Vice President, General Counsel and Secretary

[SIGNATURE PAGE TO AMENDED AND RESTATED LICENSE AGREEMENT]

EXHIBIT A TO AMENDED AND RESTATED LICENSE AGREEMENT

Families of U.S. Patents and Patent Applications

1.     4,861,041

2.     4,948,134

3.     5,022,653

4.     5,078,405

5.     5,374,067

6.     5,377,973

7.     5,380,012

8.     6,485,368

9.     6,475,088

10.   5,288,077

11.   5,364,104

12.   5,364,105

13.   5,544,893

14.   5,584,485

15.   5,626,341

16.   5,794,964

17.   5,795,225

18.   5,836,818

19.   5,913,726

20.   6,045,130

21.   6,070,878

22.   6,073,930

23.   6,234,895

24.   6,312,330

25.   6,336,859

US Patent 5382025 is excluded from the above families because not owned by PGIC.

EXHIBIT B TO AMENDED AND RESTATED LAST LICENSE AGREEMENT

Families of Foreign Patents

1.                                       Japan 2,088,063

2.                                       Australia 621599

3.                                       Australia 694895

4.                                       Australia 693882

5.                                       Australia 628044

6.                                       Austria E96049

7.                                       Belgium 0 388 644

8.                                       Canada 1,335,381

9.                                       Canada 1,334,983

10.                                 Germany P689099924

11.                                 Italy EP 0338644

12.                                 Netherlands and NA 192893

13.                                 Spain EP 0338644

14.                                 Dominican Republic 4900

15.                                 Dominican Republic 4825

16.                                 Canada Patent Application No. 617,164

17.                                 Canada Patent Application No. 616,862

18.                                 Canada Patent Application No. 616,861

19.                                 Australia Patent Application No. 3,271,374

EXHIBIT C TO AMENDED AND RESTATED LAST LICENSE AGREEMENT

Families of Foreign Applications

1.             Canada Patent Application No. 617,164

2.             Canada Patent Application No. 616,862

3.             Canada Patent Application No. 616,861

4.             Australia Patent Application No. 3,271,374

EXHIBIT D   ADDITIONAL PROGRESSIVE PATENTS AND INTELLECTUAL PROPERTY

US PATENTS

1.               4,836,553  (c-stud base game)

US TRADEMARKS

1.               Texas Holdem Live 3198412

2.               Texas Holdem Live 3215174

EXHIBIT E TO AMENDED AND RESTATED LICENSE AGREEMENT

1.               6,173,955

2.               6,305,686

3.               6,481,713

4.               6,565,088

5.               6,746,016

6.               7,032,901

7.               6,561,899

8.               6,843,721